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                                                                  EXHIBIT 99.1


                                    EXHIBIT B

                             JOINT FILING AGREEMENT
                             ----------------------

             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 8th day of September, 1999.

                                   The TCW Group, Inc.
                                   By: /s/ Susan Marsch
                                      ------------------------------------------
                                         Susan Marsch
                                         Authorized Signatory







                                   Robert Day
                                   By:  /s/ Susan Marsch
                                      ------------------------------------------
                                         Susan Marsch
                                         Under Power of Attorney dated March 31,
                                         1999, on File with Schedule 13G for
                                         Hibbett Sporting Goods, Inc. dated
                                         April 8, 1999.


                                       B-1